Exhibit 10.20.1

CERTAIN CONFIDENTIAL PORTIONS OF THIS EXHIBIT, MARKED BY BRACKETS, WERE OMITTED BECAUSE THOSE PORTIONS ARE NOT MATERIAL AND WOULD BE COMPETITIVELY HARMFUL TO THE COMPANY IF PUBLICLY DISCLOSED.

FIRST AMENDMENT TO IMMUNO-ONCOLOGY LICENSE AND COLLABORATION AGREEMENT
THIS FIRST AMENDMENT TO IMMUNO-ONCOLOGY LICENSE AND COLLABORATION AGREEMENT (this “First Amendment”), dated as of October 6, 2021 (the “Execution Date”) and effective as of September 30, 2021 (the “Effective Date”), is by and between Sanofi Biotechnology SAS, a sociéte par actions simplifiée, organized under the laws of France, having a principal place of business at 54, rue La Boétie, 75008 Paris, France (“Sanofi”) and Regeneron Pharmaceuticals, Inc., a corporation organized under the laws of the state of New York and having a principal place of business at 777 Old Saw Mill River Road, Tarrytown, New York 10591 (“Regeneron”) (with each of Sanofi and Regeneron being sometimes referred to herein individually as a “Party” and collectively as the “Parties”).
RECITALS
WHEREAS, Regeneron and Sanofi are parties to that certain Immuno-Oncology License and Collaboration Agreement dated as of July 1, 2015 (the “IO LCA”) for the Development, Manufacture and Commercialization of Licensed Products (as such terms are defined therein);
WHEREAS, Regeneron and Sanofi are parties to a letter agreement dated as of January 7, 2018 that, among other things, amended certain terms of the IO LCA (the “January 2018 Letter”); and
WHEREAS, the Parties desire to amend the IO LCA to set forth certain terms and conditions regarding the Co-Commercialization by the Parties of the Licensed Product known as Libtayo (“Libtayo”).
NOW, THEREFORE, in consideration of the following mutual covenants contained herein, and for other good and valuable consideration the adequacy and sufficiency of which are hereby acknowledged, the Parties agree as follows:
AGREEMENT
1.Definitions.
1.1.All capitalized terms used in this First Amendment which are not otherwise defined herein shall have the meanings ascribed to them in the IO LCA.
1.2.The definition of “Commercial Overhead Charge” in Section 1.20 of the IO LCA is hereby amended by deleting the last sentence of such definition and replacing it with the following: “For the avoidance of doubt, ‘Commercial Overhead Charge’ shall not include any amounts otherwise included in Shared Commercial Expenses (unless included solely pursuant to clause (i) thereof) or Other Shared Expenses.”
2.Acknowledgements and Agreements. Solely with respect to Libtayo, the Parties acknowledge and agree as follows:
2.1.    Increase of the REGN2810 Budget Amount.

(a)The REGN2810 Budget Amount shall be increased by $200,000,000 from $1,640,000,000 (the “Former Cap”) to $1,840,000,000. The REGN2810 Budget Amount shall mean one billion eight hundred forty million dollars ($1,840,000,000).
(b)The $200,000,000 increase shall be shared equally between the Parties (i.e., $100,000,000 each).
(c)For the avoidance of doubt, in accordance with Section 5.3(b) of the IO LCA, Sanofi shall not be obligated to reimburse Development Costs in excess of this revised REGN2810 Budget Amount.
(d)Regeneron shall complete [* * *]. For the avoidance of doubt, [* * *], REGN shall incur any and all costs and expenses required to complete [* * *]. In the event that Regeneron incurs any costs and expenses in excess of the REGN2810 Budget Amount, such excess costs and expenses shall be borne exclusively by Regeneron and shall not be counted toward the Development Cost True-Up as set forth on Schedule 2 of the IO LCA.
(e)[* * *].
2.2    REGN2810 Global Development Plan and REGN2810 Global Development Budget.
(a) As a result of the increase in the REGN2810 Budget Amount (from $1,640,000,000 to $1,840,000,000), each of the REGN2810 Global Development Plan and the REGN2810 Global Development Budget [* * *] are set forth in Schedule I to the IO Side Letter and such Schedule I shall (i) replace and supersede Part A of the January 2018 Letter and (ii) be deemed an integral part of the IO LCA.
(b)Notwithstanding anything to the contrary in the IO LCA, but subject to Section 2.2(c) below, as from the Effective Date:
(i)Regeneron shall not [* * *] without Sanofi’s prior written consent, such consent not to be unreasonably withheld or delayed; and
(ii)Regeneron shall not [* * *], except as agreed by the Parties.
(c)For the avoidance of doubt, [* * *].
2.3.    Disbursement of Sanofi’s Share of the $200M Increase.
(a)Subject to the foregoing and subject to the REGN2810 Budget Amount, Sanofi’s obligation to reimburse 50% of the Development Costs incurred by Regeneron in excess of the Former Cap shall be capped at $100,000,000 in total irrespective of the amount of Development Costs actually incurred by Regeneron in excess of the Former Cap to complete [* * *].
(b)Subject to the foregoing and subject to the REGN2810 Budget Amount, in Contract Year 2023 Sanofi shall not be obligated [* * *]. Any Development Cost for REGN2810 incurred by Regeneron in excess of such amount [* * *]; provided, however, that Sanofi shall not be obligated to reimburse Development Costs in excess of the revised REGN2810 Budget Amount.

(c)In the event that REGN2810 Development Costs exceed $1,640,000,000 before December 31st, 2022, any such amounts will be repaid consistent with section (b) above.
(d)Notwithstanding anything to the contrary in Section 5.3(b) of the IO LCA or Part I (4)(b) of the January 2018 Letter, between the Parties, the REGN2810 Global Development Budget [* * *]. In addition, twice each Contract Year during the Term, Regeneron will provide Sanofi with a good-faith forecast of anticipated Development Costs to be incurred for REGN2810 each year for the remainder of the Term, with such forecasts [* * *].
2.4.    US Commercialization.
(a)Out-of-Pocket Costs for Commercialization of Libtayo in the United States [* * *] shall be allocated [* * *]. Such allocation of Out-of-Pocket Costs for Commercialization of Libtayo shall be referred to as the “OOP Allocation”. [* * *].
(b)The OOP Allocation will be [* * *].
(c)The allocation of US Commercial Overhead FTEs for Libtayo in the United States [* * *], unless otherwise agreed by the Parties.
(d)For the purposes of this subsection, “US Commercial Overhead FTE” means: those [* * *].
2.5.    ROW Commercial Overhead FTE.
(a)In any Co-Commercialization Country in the ROW Territory (other than any Sales Force Intensive Country), Regeneron’s ROW Commercial Overhead FTEs in such country [* * *]. In any Co-Commercialization Country in the ROW Territory for Libtayo with [* * *] (such countries, “Sales Force Intensive Countries”), Regeneron’s ROW Commercial Overhead FTEs [* * *].
(b)“ROW Commercial Overhead FTEs” means, with respect to Regeneron and in Co-Commercialization Countries in the Rest of World, [* * *].
2.6.    Data Sharing. Clinical databases and the available supportive Metadata Documents will be exchanged for all studies conducted by a Party or its Affiliates pursuant to the REGN2810 Global Development Plan at the time of completion of interim or final KRM/CSRs. Similarly, integrated datasets arising from studies conducted by a Party or its Affiliates pursuant to the REGN2810 Global Development Plan used to support any marketing application will be exchanged at the time of completion of the Integrated Summary Reports; provided that, Sanofi shall provide Regeneron the opportunity to review and approve (such approval not to be unreasonably withheld) any submission to a Regulatory Authority or any proposed publication that contains data from such a database or any new analyses of such data that have not been previously filed.  For purposes of this Section 2.6, (a) “Metadata Document” means a data definition file that describes the format and content of the data sets. For clarity, in CDISC standards, which all submission datasets need to follow, the metadata are stored in a document called Define.XML. and (b) “Integrated Summary Report” means the integrated summary of efficacy (ISE) and the integrated summary of safety (ISS).
3.Acknowledgements and Agreements with respect to Timing of Approval of Global Commercialization Plans and Country/Region Commercialization Plans

3.1.    Section 6.2(a) of the IO LCA is hereby amended by deleting the third sentence of such section and replacing it with the following: “Such Global Commercialization Plan for each subsequent Contract Year shall be amended by the JCC and approved by the IOSC prior to [* * *].”
3.2.    Section 6.2(b) of the IO LCA is hereby amended by deleting the third sentence of such section and replacing it with the following: “Such U.S. Commercialization Plan for each subsequent Contract Year shall be amended by the JCC and approved by the IOSC prior to [* * *].”
3.3.    Section 6.2(c) of the IO LCA is hereby amended by deleting the third sentence of such section and replacing it with the following: “Such ROW Commercialization Plan for each subsequent Contract Year shall be amended by the JCC and approved by the IOSC prior to [* * *].”
3.4    Section 6.2(d) of the IO LCA is hereby amended by deleting the third sentence of such section and replacing it with the following: “Such Country/Region Commercialization Plan for each subsequent Contract Year shall be amended by the applicable Country/Region Commercialization Committee, and approved by the JCC and the IOSC prior to [* * *].”
4.Miscellaneous Provisions.
4.1.    Due Organization, Valid Existence and Due Authorization. Each Party represents and warrants to the other Party, as of the Effective Date, as follows: (a) it is duly organized and validly existing under the Laws of its jurisdiction of incorporation; (b) it has full corporate power and authority and has taken all corporate action necessary to enter into this First Amendment; (c) the execution of this First Amendment will not constitute a breach of, or conflict with, its organizational documents or any other agreement by which it is bound or requirement of applicable Laws or regulations; and (d) this First Amendment is its legal, valid and binding obligation, enforceable in accordance with the terms and conditions hereof (subject to applicable Laws of bankruptcy and moratorium).
4.2.    Miscellaneous. The provisions of Sections 20.1, 20.3, 20.5, 20.6, 20.7, 20.10, 20.11 and 20.16 of the IO LCA shall apply mutatis mutandis to this First Amendment as though set out in full in this First Amendment.
4.3.    No Other Amendments. Except as expressly amended hereby, all of the terms and conditions of the IO LCA shall remain in full force and effect.
[Signature Page Follows]

IN WITNESS WHEREOF, Sanofi and Regeneron have caused this First Amendment to be executed by their duly authorized representatives as of the Execution Date.

SANOFI BIOTECHNOLOGY SAS

By    /s/ Alban de La Sablière
    Name: Alban de La Sablière
    Title: President

REGENERON PHARMACEUTICALS, INC.

By    /s/ Kerry Reinertsen
    Name: Kerry K. Reinertsen, Ph.D.
    Title: Senior Vice President, Strategic Alliances
[Signature Page to First Amendment to Immuno-Oncology License and Collaboration Agreement]